COCA-COLA ENTERPRISES INC.	EXHIBIT 99

CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST GOLDMAN SACHS

CONSUMER PRODUCTS CONFERENCE PRESENTATION

ATLANTA, May 14, 2003 -- Coca-Cola Enterprises will webcast a presentation to analysts and investors on Monday, May 19, 2003 at 9:50 a.m. (ET). Chairman and Chief Executive Officer Lowry F. Kline and Chief Financial Officer Patrick J. Mannelly will make the presentation at the Goldman Sachs Consumer Products Conference.

The public can access the live webcast through the Company's Web site at www.cokecce.com. A replay of the presentation will be available online through the Investor Relations section of the Company's Web site.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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